UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2017

AIT Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-55759	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Ilan Ramon, Science Park Ness Ziona, 7403635 Israel
(Address of Principal Executive Office)

+972.8.684.3313
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.           Entry into a Material Definitive Agreement.

On November 1, 2017, AIT Therapeutics, Inc. (the “Company”) announced that it has entered into a letter of intent to acquire a global, exclusive, transferable license to the eNOGenerator and associated critical assets including intellectual property, know-how, trade secrets and confidential information (the “Proposed License”) from NitricGen, Inc. (“NitricGen”). The Company and NitricGen have agreed to use all reasonable efforts to enter into a definitive agreement by December 31, 2017.

The AIT Nitric Oxide (NO) delivery system, which incorporates the eNOGenerator with the Proposed License, has been designated as a medical device by the U.S. Food and Drug Administration. The eNOGenerator can generate NO on demand for delivery to the lungs at concentrations ranging from 1 part per million (ppm) to 400 ppm. With the Proposed License, AIT expects that it will be able to target all conditions requiring NO at any concentration, regardless of the need for intermittent or continuous dosing.

Under the terms of the Proposed License, the Company will agree to pay NitricGen an aggregate of $2 million in up-front, clinical, and regulatory milestone payments, with the majority pertaining to regulatory milestones, as well as royalties on net sales of the delivery system containing the eNOGenerator at a percentage in the low-single digits. As partial consideration for the Proposed License, Company has also agreed to issue to NitricGen or its designees options to purchase 100,000 shares of the Company’s common stock at an exercise price of $6.90.

Item 8.01.           Other Events.

The Company plans to use the final commercial NO delivery system in its pivotal trials in nontuberculous mycobacteria and bronchiolitis indications, both of which are expected to begin in the second half of 2018.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this report that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, our expectations surrounding the potential license of the eNOGenerator and related intellectual property, expectations surrounding the ability of the eNOGenerator to target all conditions requiring NO at any concentration, expectations regarding milestone payments and financial terms of the potential license, and expectations surrounding the use of the eNOGenerator in the Company’s pivotal trials and timing thereof.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our approach to discover and develop novel drugs, which is unproven and may never lead to marketable products, our ability to fund and the results of further pre-clinical and clinical trials, our dependence on third parties for development, manufacture, marketing, sales, and distribution of products, the successful development of our product candidates, all of which are in early stages of development, difficulty in enrolling patients in our clinical studies and our dependence on collaborators. These and other important factors discussed under the caption “Risk Factors” in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission, or the SEC, on June 9, 2017 and our other reports filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this report. Any such forward-looking statements represent management’s estimates as of the date of this report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIT THERAPEUTICS, INC.
Date: November 6, 2017	By: /s/ Steven Lisi Name: Steven Lisi Title: Chief Executive Officer